UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 20, 2008

OXFORD RESIDENTIAL PROPERTIES I LIMITED PARTNERSHIP

(Exact name of Registrant as specified in its charter)

Delaware	0-14533	52-1322906
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Please see the description under Item 2.03 below.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

Oxford Residential Properties I Limited Partnership, a Delaware limited partnership (the “Registrant”), owns a 100% interest in ORP One, LLC, a Maryland limited liability company (the “Partnership”). The Partnership owns Fairlane East Apartments (“Fairlane East”), a 244-unit apartment complex located in Dearborn, Michigan.  On June 20, 2008, the Partnership refinanced the mortgage debt encumbering Fairlane East.  The refinancing resulted in the replacement of the existing mortgage debt, which at the time of refinancing had a principal balance outstanding of approximately $9,443,000, with a new mortgage loan in the principal amount of $10,200,000.  The new loan was refinanced under a secured real estate credit facility (“Secured Credit Facility”) with AEGON USA Realty Advisors, Inc., as agent for Transamerica Occidental Life Insurance Company, which has a maturity of October 1, 2010, with two one year extension options. The new mortgage requires monthly payments of interest only beginning on August 1, 2008, through the October 1, 2010 maturity date, at which date the entire principal balance of $10,200,000 is due.  The new loan has a variable interest rate of the one-month LIBOR rate plus 0.78%, which rate is currently 3.26% per annum, and resets monthly.  The variable interest rate may increase to the one-month LIBOR rate plus 0.98% if the debt service coverage ratio of the investment property decreases below a prescribed threshold. The Secured Credit Facility provides mortgage loans on properties owned by other partnerships that are affiliated with the managing general partner of the Registrant. The Secured Credit Facility creates separate loans for each property that are not cross-collateralized or cross-defaulted with the other property loans. Monthly interest payments are required based on the interest rate in effect during the first month that any property is in the Secured Credit Facility. The loans are prepayable without penalty.  As a condition of the Secured Credit Facility, the lender required AIMCO Properties, L.P., an affiliate of the Registrant, to guarantee certain non-recourse carveout obligations and liabilities of the Registrant with respect to the new mortgage financing.

In accordance with the terms of the loan agreement relating to the new mortgage, the payment of the mortgage may be accelerated at the option of the lender if an Event of Default, as defined in the loan agreement, occurs. Events of Default include, but are not limited to, nonpayment of monthly interest and reserve requirements and nonpayment of amounts outstanding on or before the maturity date.

The foregoing description is qualified in its entirety by reference to the Future Advance Mortgage, Secured Promissory Note and Carveout Guarantee and Indemnity Agreement, copies of which are filed as exhibits 10.12, 10.13 and 10.14 to this report.

In accordance with the Registrant’s partnership agreement, the Registrant’s managing general partner ha s evaluat ed the cash requirements of the Registrant and determine d t hat the net proceeds will be used to repay outstanding loans and payables to an affiliate of the Registrant’s managing general partner.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits

    The following exhibits are filed with this report:

10.12

Future Advance Mortgage, dated June 20, 2008, between ORP One, LLC, a Maryland limited liability company, and Transamerica Occidental Life Insurance Company, an Iowa corporation.*

10.13

Secured Promissory Note, dated June 20, 2008, between ORP One, LLC, a Maryland limited liability company, and Transamerica Occidental Life Insurance Company, an Iowa corporation.*

10.14

Carveout Guarantee and Indemnity Agreement, dated June 20, 2008, between AIMCO Properties, L.P., a Delaware limited partnership, and Transamerica Occidental Life Insurance Company, an Iowa corporation.*

* Schedules and supplemental materials to the exhibits have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oxford Residential Properties I Limited Partnership

By: Oxford Residential Properties I Corporation
Managing General Partner

By: /s/Stephen B. Waters
Stephen B. Waters
Vice President

Date: June 26, 2008